Exhibit 99.1

Amerant Bancorp Inc. Completes Private Placement of $30 Million of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032

CORAL GABLES, Fla., March 9, 2022 — Amerant Bancorp Inc. (the “Company”) today announced the completion of a private placement of $30 million in aggregate principal amount of its 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”).

The Notes will initially bear interest at a rate of 4.25% per annum from March 9, 2022, to March 15, 2027 with interest during this period payable semi-annually in arrears. From March 15, 2027, to the stated maturity date (March 15, 2032) or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate (SOFR) plus 251 basis points, with interest during such period payable quarterly in arrears. The Notes are redeemable by the Company, in whole or in part, on or after March 15, 2027 and at any time upon the occurrence of certain events. The Notes are not subject to redemption at the option of the holders. The Notes are fully and unconditionally guaranteed by the Company’s wholly-owned subsidiary, Amerant Florida Bancorp Inc.

The Company intends to use the net proceeds of this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of the Company’s main subsidiary, Amerant Bank, N.A., funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes.

Piper Sandler & Co. acted as Placement Agent for the Notes offering. Squire Patton Boggs (US) LLP served as counsel to the Company.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes, and the obligations of the Company as evidenced by the Notes, are not deposits and are not insured or guaranteed by any federal agency or instrumentality, including, without limitation, the Federal Deposit Insurance Corporation.

About Amerant Bancorp Inc. (NASDAQ: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida and 7 in Houston, Texas. For more information, visit investor.amerantbank.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements regarding the use of proceeds of this offering, as well as statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to the use of proceeds of this offering, as well as other statements as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

CONTACTS:

Investors

Laura Rossi

InvestorRelations@amerantbank.com

(305) 460-8728

Media

Silvia M. Larrieu

MediaRelations@amerantbank.com

(305) 441-8414